UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 30, 2013
Date of Report (Date of earliest event reported)

FIRST BANKS, INC.
(Exact name of registrant as specified in its charter)

MISSOURI	0-20632	43-1175538
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 North Meramec, Clayton, Missouri	63105
(Address of principal executive offices)	(Zip code)

(314) 854-4600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)    On April 26, 2013, Mr. Tim Lathe was appointed as Executive Vice President and Chief Banking Officer of First Banks, Inc. (the “Company”) and President and Chief Executive Officer of First Bank, the Company's wholly owned subsidiary bank. Mr. Lathe was also appointed as a Director of First Bank.
Mr. Lathe, 57, has more than 30 years of experience in the financial services industry. Mr. Lathe most recently served as Executive Vice President, Community Bank Sales Executive of KeyCorp, a $95 billion bank-based financial service company headquartered in Cleveland, Ohio with 1,100 branches in 29 states, where he managed the entire community bank sales function of KeyCorp, which included 8,000 employees in retail, commercial banking, business banking, wealth management, mortgage and investment services. Prior to his promotion in 2011, he served as Executive Vice President, Wealth Management Segment Head, at KeyCorp where he led KeyCorp's private banking unit, which had over $22 billion in assets under management. Prior to joining KeyCorp in 2009, Mr. Lathe was an Executive Vice President at National City Corporation, a $135 billion financial services organization with 1,400 branches, where he headed the Private Client Group and was also responsible for the Wealth Management line of business.
Mr. Lathe holds a Bachelor of Arts degree in Economics from Tulane University and studied Business Administration at the University of New Orleans. In addition, his education includes attending the Center for International Banking Studies at the University of Virginia and the Export-Import Bank School in Washington, D.C.
On April 30, 2013, the Company issued a press release announcing the appointment of Mr. Lathe, a copy of which is attached hereto as exhibit 99.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number
Description

99	Press Release issued on April 30, 2013 – filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BANKS, INC.

Date:	April 30, 2013	By:	/s/	Terrance M. McCarthy
Terrance M. McCarthy
President and Chief Executive Officer

Exhibit Index

Exhibit
Number	Description

99	Press Release issued on April 30, 2013.

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